Exhibit 99.1

Ruthigen Reports Fiscal First Quarter 2015 Financial Results

SANTA ROSA, Calif. — (August 14, 2014) — Ruthigen, Inc. (NASDAQ: RTGN) today reported financial results for its fiscal first quarter 2015 ended June 30, 2014.

Company Highlights

•	Ruthigen Initiated Human Clinical Trials for RUT 58-60 in the U.S. In July 2014, Ruthigen began human clinical testing of RUT58-60 in its 21-day skin irritation trial.

•	Ruthigen Completed the Skin Irritation Trial. In August 2014, Ruthigen completed the skin irritation trial with 36 human subjects participating for 21 consecutive days. Pending an independent data monitoring committee (DMC) review, which is planned to take place later this month, and the DMC’s recommendation to proceed with the trial, we plan to enroll 20 patients in the Phase 1 part of our exploratory Phase 1/2 clinical trial to evaluate the safety of RUT58-60 within the abdominal cavity beginning in September 2014. The Phase 1/2 trial will be a controlled, double blind, randomized, and multi-centered clinical trial to evaluate the safety, tolerability, and potential efficacy of RUT58-60 as an adjunct therapy to systemic antibiotics for the prevention of infection associated with abdominal surgery.

Fiscal First Quarter 2015 Financial Results

As of June 30, 2014, Ruthigen had cash of $14.3 million, compared with $15.6 million as of March 31, 2014. During the quarter, the Company raised approximately $0.9 million when the underwriters in Ruthigen’s initial public offering completed a partial exercise of their over-allotment option. For the three months ended June 30, 2014, Ruthigen reported a net loss of $1.7 million, or $0.36 per share, compared to a net loss of $0.5 million, or $0.24 per share, for the same period in fiscal 2014. Non-cash stock-based compensation expenses during the three months ended June 30, 2014 were approximately $0.2 million compared to there being no stock-based compensation expenses during the same period in fiscal 2014.

Research and development expenses for the three months ended June 30, 2014 were $0.7 million compared to $0.2 million for the same period in fiscal 2014. The increase was primarily a result of the preparations and commencement of Ruthigen’s clinical research operations directly related to RUT58-60, and higher personnel related costs.

Selling, general and administrative expenses for the three months ended June 30, 2014 were $1.0 million, compared to $0.3 million for the same period in fiscal 2014. This increase was primarily a result of increased legal, accounting, and other consulting and professional activities associated with being a public company, and stock-based compensation expenses associated with equity grants issued during the quarter.

Conference Call

Ruthigen’s management will host a conference call at 1:30 p.m. PDT (4:30 p.m. EDT) on August 14, 2014, to discuss the Company’s fiscal first quarter 2015 results. Individuals interested in participating in the conference call may do so by dialing 1-877-870-4263 for domestic callers or 1-412-317-0790 for international callers. Those interested in listening to the conference call live via the internet may do so at http://www.videonewswire.com/event.asp?id=100276. Please log on approximately 30 minutes prior to the presentation in order to complete the registration process.

A telephone replay will be available for seven days following the conclusion of the call by dialing 877-344-7529 for domestic callers, or 412-317-0088 for international callers, and entering conference code 10051099. A webcast replay will be available on the site at http://www.videonewswire.com/event.asp?id=100276 for one year following the call.

About Ruthigen

Ruthigen is a biopharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics designed to prevent and treat infection in invasive applications. The Company’s lead drug candidate, RUT58-60, is a broad-spectrum anti-infective that Ruthigen is developing for the prevention and treatment of infection in surgical and trauma procedures. The Company plans to complete its Phase 1/2 clinical trial in the first calendar quarter of 2015 and pending the successful completion of that trial, Ruthigen plans to conduct pivotal clinical trials. For more information, visit www.ruthigen.com.

About RUT58-60

RUT58-60 is a new chemical formulation containing hypochlorous acid, HOCl, with no hypochlorite, and utilizes other small molecule stabilizers. RUT58-60 is a broad-spectrum anti-infective drug candidate designed for prophylactic use during invasive surgical procedures. RUT58-60 has been shown in laboratory tests to eradicate both gram-positive and gram-negative bacteria, including antibiotic resistant bacteria within the first 30 seconds of contact. RUT58-60 was designed to improve patient lives, redefine infection control in surgical procedures and deliver cost savings to hospitals. RUT58-60 uses a mechanism of action designed to prevent emergence of bacterial resistance and improves patient safety by neither targeting specific bacterial cell membrane receptors nor exposing patient’s vital organs to unnecessary systemic drugs. The Company’s clinical program targets an initial $700M potential market in the prevention of infections associated with abdominal surgery. The Company believes the market for prevention of infection in the U.S. surgical market is estimated at $3B.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “plans,” “believes,” “intends,” and similar words or phrases. These forward-looking statements include, without limitation, statements regarding the timing, progress and anticipated results of the clinical development of RUT58-60, including the timing of the initiation of planned clinical trials of RUT58-60 and regulatory submissions, statements regarding the indications for which we may seek approval of RUT58-60, statements regarding our ability to fund further development of our clinical programs, our ability to achieve our milestones, as well as Ruthigen’s strategy, future operations, outlook, future financial position, future financial results, plans and objectives. We may not actually achieve these plans, intentions or expectations and we caution investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ from the forward-looking statements that we make. Such factors include, among others, risks and uncertainties associated with the results of clinical trials, which may not support our claims or beliefs concerning the safety and effectiveness of RUT58-60, our ability to obtain and maintain regulatory approval of RUT58-60 and any other product candidates we may develop, the labeling under any approval we may obtain, our ability to finance the development of RUT58-60, approvals for clinical trials, which may be delayed or withheld by regulatory agencies, regulatory risks, risk that our pre-clinical studies and clinical trials may not be successful or confirm earlier results or meet expectations or meet regulatory requirements or meet performance thresholds for commercial success, risks associated with our relationship with our former parent, Oculus Innovative Sciences, Inc., our ability to attract collaborators and partners and our reliance on third party organizations. Additional risks are described in the reports we file with the Securities and Exchange Commission. Ruthigen is providing this information as of the date hereof and expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

RUTHIGEN, INC.

CONDENSED BALANCE SHEETS

	June 30,	March 31,
	2014	2014
	(unaudited)
Assets

Current Assets:
Cash	$14,267,000	$15,571,000
Prepaid expenses and other current assets	377,000	3,000

Total Current Assets	14,644,000	15,574,000

Property and equipment, net	3,000	2,000

Total Assets	$14,647,000	$15,576,000

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$543,000	$410,000
Payable to Former Parent	7,000	537,000

Total Current Liabilities	550,000	947,000

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $0.0001 par value;
500,000 shares authorized;
no shares issued and outstanding
at June 30, 2014 and March 31, 2014, respectively	-	-
Common stock, $0.0001 par value;
100,000,000 shares authorized;
4,804,290 and 4,650,000 shares issued and outstanding
at June 30, 2014 and March 31, 2014, respectively	480	465
Additional paid-in capital	19,480,520	18,297,535
Accumulated deficit	(5,384,000)	(3,669,000)

Total Stockholders' Equity	14,097,000	14,629,000

Total Liabilities and Stockholders' Equity	$14,647,000	$15,576,000

RUTHIGEN, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For The Three Months Ended
	June 30,
	2014	2013

Revenues	$-	$-

Operating Expenses
Research and development	676,000	175,000
Selling, general and administrative	1,043,000	302,000

Total Operating Expenses	1,719,000	477,000

Loss From Operations	(1,719,000)	(477,000)

Other Income
Interest income	4,000	-

Total Other Income	4,000	-

Net Loss	$(1,715,000)	$(477,000)

Net Loss Per Share
- Basic and Diluted	$(0.36)	$(0.24)

Weighted Average Number of
Common Shares Outstanding
- Basic and Diluted	4,751,730	2,000,000

Media and Investor Contacts:

Ruthigen Investor Inquiries:

Sameer Harish

Chief Financial Officer

707-525-9900

info@ruthigen.com

Ruthigen Media Inquiries:

Beckerman PR

Jerry Schranz

201-465-8020

jschranz@beckermanpr.com